Calculation of Filing Fee Tables
F-3
WeRide Inc.
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Class A Ordinary Shares, par value $0.00001 per share	457(r)	101,487,500	$ 3.49	$ 354,191,375.00	0.0001381	$ 48,913.83
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 354,191,375.00		$ 48,913.83
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 48,913.83
			Net Fee Due:						$ 0.00
Offering Note
[1]	Note 1.a. Calculated in accordance with Rules 456(b) and 457(r) of the Securities Act of 1933, as amended. Note1.b. Represents all Class A ordinary shares issued and offered in the Global Offering (as defined in this prospectus supplement), including up to 13,237,500 Class A ordinary shares that the underwriters have the option to purchase from the registrant, if any. The Class A ordinary shares registered hereby include those initially offered and sold outside the United States that may be resold from time to time in the United States either as part of their distribution or within 40 days after the later of the effective date of the registration statement, which this prospectus supplement forms a part, and the date when the securities are first bona fide offered to the public. These securities are not being registered for the purposes of sales outside of the United States. From time to time, such Class A ordinary shares may be represented by American depositary shares issuable upon deposit of the Class A ordinary shares registered hereby, which have been registered under a separate registrations statement on Form F-6 (File No. 333-281421). Each American depositary share represents three Class A ordinary shares. Note1.c. The translation from Hong Kong dollars to U.S. dollars was calculated based on an exchange rate of HK$7.7725 to US$1.00 as of November 3, 2025, per the exchange rate published by The Wall Street Journal. The offering price is HK$27.1 per Class A ordinary share.

Table 2: Fee Offset Claims and Sources	☐Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims	1	WeRide Inc	F-1	333-291103	10/27/2025		$ 48,913.83	Equity	Class A Ordinary Shares, par value $0.00001 per share	101,487,500	$ 456,693,750.00
Fee Offset Sources		WeRide Inc.	F-1	333-291103		10/27/2025						$ 63,069.41
Rule 457(p) Statement of Withdrawal, Termination, or Completion:
[1]	The registrant previously filed a registration statement on Form F-1 (File No. 333-291103) with the Securities and Exchange Commission on October 27, 2025 (the "Prior Registration Statement"), which registered the issuance and sale of up to 101,487,500 Class A ordinary shares (the "Offering Shares") for a proposed maximum aggregate offering price of $456,693,750.00. A fee of $63,069.41 was previously paid in connection with the registration of the Offering Shares, none of which was sold under the Prior Registration Statement. Pursuant to Rule 457(p), $63,069.41 of the registration fees paid in connection with unsold securities registered under the Prior Registration Statements (the offering of which unsold securities has been terminated) can be applied to registration fees under subsequent registration statements. Pursuant to Rule 457(p), the Offering Shares were carried forward to the registrant's automatic registration statement on Form F-3ASR (File No. 333-291214) filed with the SEC on November 3, 2025, to which this prospectus supplement relates. $48,913.83 of such registration fee previously paid with respect to the Offering Shares will be applied to the Class A ordinary shares registered pursuant to this prospectus supplement. Pursuant to Rule 457(p), $14,155.58 of the registration fees paid in connection with the Prior Registration Statements remain available for future fee offsets.

Table 3: Combined Prospectuses	☑Not Applicable
	Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date
N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Narrative Disclosure
The maximum aggregate offering price of the securities to which the prospectus relates is $354,191,375.00. The prospectus is a final prospectus for the related offering.